Offering Statement for
New Slobbr, LLC (“Slobbr”)

This document is generated by a website that is operated by NetCapital Systems, LLC ("Netcapital"), which is not a registered broker-dealer. Netcapital does not give investment advice, endorsement, analysis or recommendations with respect to any securities. All securities listed here are being offered by, and all information included in this document are the responsibility of, the applicable issuer of such securities. Netcapital has not taken any steps to verify the adequacy, accuracy or completeness of any information. Neither Netcapital nor any of its officers, directors, agents and employees makes any warranty, express or implied, of any kind whatsoever related to the adequacy, accuracy or completeness of any information in this document or the use of information in this document.

Netcapital and Livingston do not make investment recommendations and no communication, through this website or in any other medium, should be construed as a recommendation for any security offered on or off this investment platform. Equity crowdfunding investments in private placements, Regulation A, D and CF offerings, and start-up investments in particular are speculative and involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest in start-ups. Companies seeking startup investments through equity crowdfunding tend to be in earlier stages of development and their business model, products and services may not yet be fully developed, operational or tested in the public marketplace. There is no guarantee that the stated valuation and other terms are accurate or in agreement with the market or industry valuations. Additionally, investors may receive illiquid and/or restricted stock that may be subject to holding period requirements and/or liquidity concerns. In the most sensible investment strategy for start-up investing, start-ups should only be part of your overall investment portfolio. Further, the start-up portion of your portfolio may include a balanced portfolio of different start-ups. Investments in startups are highly illiquid and those investors who cannot hold an investment for the long term (at least 5-7 years) should not invest.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company’s control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The Company

  What is the name of the issuer?
  New Slobbr, LLC

Eligibility

  The following are true for New Slobbr, LLC:
    Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
    Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
    Not an investment company registered or required to be registered under the Investment Company Act of 1940.
    Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding. (For more information about these disqualifications, see Question 30 of this Question and Answer format).
    Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
    Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.
  Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?
  No.

Directors of the Company

  Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer. List all positions and offices with the issuer held and the period of time in which the director served in the position or office. List the employers, titles and dates of positions held during past three years with an indication of job responsibilities.

Officers of the Company

  Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer. List any prior positions and offices with the issuer and the period of time in which the officer served in the position or office. List any other employers, titles and dates of positions held during past three years with an indication of job responsibilities.

  Michelle Fournier

  Positions with New Slobbr, LLC

  CEO NEW Slobbr

  Dates of Service
  01/17 - Current
  Responsibilities

  Manage daily operations of (NEW) Slobbr including social media, marketing plans, fundraising and awareness building.

  Business Experience

  NEW Slobbr

  Principal Business
  Technology
  Title
  CEO
  Dates of Service
  01/17 - Current
  Responsibilities

  Manage daily operations of Slobbr (old) including social media, marketing plans, fundraising and awareness building.

  Slobber (Old)

  Principal Business
  Technology
  Title
  CEO
  Dates of Service
  04/13 - 12/16
  Responsibilities

  Manage daily operations of (NEW) Slobbr including social media, marketing plans, fundraising and awareness building.

  Jonathan Lagasse

  Positions with New Slobbr, LLC

  Chief Technology Officer

  Dates of Service
  01/17 - Current
  Responsibilities

  Establish technical vision and lead all aspects of product technological development and execution.

  Business Experience

  LinkedIn

  Principal Business
  Technology
  Title
  Sr. Manager, Account Management
  Dates of Service
  05/15 - Current
  Responsibilities

  Responsible for a team of 30+ Account Services professionals who support clients advertising on the LinkedIn marketing platform.

  Experian

  Principal Business
  Technology
  Title
  Sr. Director, Account Services
  Dates of Service
  11/04 - 04/15
  Responsibilities

  Responsible for a team of 100+ Account Services professionals who support clients’ cross-channel marketing efforts.

  PawParks, LLC

  Principal Business
  Technology
  Title
  Founder
  Dates of Service
  06/13 - 08/16
  Responsibilities

  Concept creator, founder, project manager, event coordinator and all other functions required to pilot a concept for a start-up.

  NEW Slobbr

  Principal Business
  Technology
  Title
  Chief Technology Officer
  Dates of Service
  01/17 - Current
  Responsibilities

  Establish technical vision and lead all aspects of product technological development and execution.

Principal Security Holders

  Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power. To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being “beneficially owned.” You should include an explanation of these circumstances in a footnote to the “Number of and Class of Securities Now Held.” To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

  Jonathan Lagasse

  Securities
  1,426,000
  Class
  Common Unit
  Voting Power
  40.7%

  Michelle Fournier

  Securities
  1,302,000
  Class
  Common Unit
  Voting Power
  37.2%

Business and Anticipated Business Plan

  Describe in detail the business of the issuer and the anticipated business plan of the issuer.

  Slobbr is a multifaceted mobile & web platform created by, and for, passionate dog people.

  Slobbr simplifies the way you live life with your dog; from exploring your own neighborhood to venturing out on the road, or just sniffing out the best dog-friendly watering holes.

  What’s more, every time you use the Slobbr App and check in, Slobbr donates a half-cup of kibble to a pre-slected rescue or shelter.

  Slobbr is revolutionizing living life with your dog while providing you an easy opportunity to help shelter pups in need.

  Do You Slobbr?

  For additional information, please see attached BusinessPlan.pdf

Risk Factors

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

  Material factors that make an investment in New Slobbr, LLC speculative or risky:

    As with any investment there is an inherent risk and this company is faced with all of the risks associated with a company in the early stage of development, but more specifically we’ve listed a few below: ● Defining an emerging market within the pet industry ● Not achieving user adoption/growth rates significant enough for testing, advertising and execution ● Fatal product failures/bugs ● Competition from well-established and well-capitalized pet market leaders (although none to date have surface with a product like the product that Slobbr is building)

    We must be able to develop and implement an expansion strategy and manage our growth.

    Our success depends in part on our ability to grow and take advantage of efficiencies of scale. We believe our software will expand and allow tens of thousands of additional users to play chess games and chess tournaments on our chess website. However, we may need additional servers, bandwidth and other fixed expenses to support an increased customer base and we cannot be certain that our projections of our hardware and software needs are accurate if the user base rapidly increases. To accomplish our growth strategy, we may be required to raise and invest additional capital and resources and expand our marketing efforts in several geographic markets. We cannot be assured that we will be successful in raising the required capital.

    Our future growth depends on our ability to develop and retain customers.

    Our future growth depends to a large extent on our ability to effectively anticipate and adapt to customer requirements and offer services that meet customer demands. If we are unable to attract new customers and/or retain new customers, our business, results of operations and financial condition may be materially adversely affected.

    Intense competition in the markets in which we compete could prevent us from increasing or sustaining our revenue growth and increasing or maintaining profitability. The business of cloud-based applications is competitive, and we expect it to become increasingly competitive in the future. We may also face competition from large Internet companies, any of which might launch its own cloud-based business or acquire other cloud-based business in the future.

    The market for cloud-based applications is subject to rapid technological change, and we depend on new product and service introductions in order to maintain and grow our business. We operate in an emerging market that is characterized by rapid changes in customer requirements, frequent introductions of new and enhanced products, and continuing and rapid technological advancement. To compete successfully in this emerging market, we must continue to design, develop, manufacture, and sell new and enhanced cloud-based applications and services that provide higher levels of performance and reliability at lower cost. If we are unable to develop new services that address our customers’ needs, to deliver our applications in one seamless integrated product offering that addresses our customers’ needs, or to enhance and improve our services in a timely manner, we may not be able to achieve or maintain adequate market acceptance of our services. Our ability to grow is also subject to the risk of future disruptive technologies. Access and use of our services is provided via the cloud, which, itself, has been disruptive to the previous premises-based model.

The Offering

New Slobbr, LLC (“Company”) is offering securities under Regulation D, through Livingston Securities, LLC (“Livingston”). Livingston is a registered broker-dealer, and member FINRA/SIPC. Livingston will receive cash compensation equal to 4.9% of the value of the securities sold through Regulation D. Investments made under Regulation D involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest.

The Company plans to raise between $20,000 and $400,000 through an offering under Regulation D. In the event the Company fails to reach their offering target of $20,000, any investments made under offering will be cancelled and the investment funds will be returned to the investor.

  What is the purpose of this offering?

  The funds raised through the Netcapital campaign will be used primarily towards technology development, marketing and staffing.

  How does the issuer intend to use the proceeds of this offering?
	If Target Offering Amount Sold	If Maximum Amount Sold
Total Proceeds	$20,000	$400,000
Less: Offering Expenses	$980	$19,600
Net Proceeds	$19,020	$380,400
Working Capital	$0	$100,000
Programming	$10,000	$120,000
Marketing	$5,000	$80,000
Staff	$4,020	$80,400
Total Use of Net Proceeds	$19,020	$380,400
  How will the issuer complete the transaction and deliver securities to the investors?
  In entering into an agreement on the Netcapital Funding Portal to purchase securities, both investors and New Slobbr, LLC must agree that a transfer agent, which keeps the records of all of our outstanding shares of Class A Unit stock, will issue digital securities in the investor’s name (a paper stock certificate will not be printed). Similar to other online investment accounts, the transfer agent will give investors access to a web site to see the number of shares that they own in our company. These securities will be issued to investors after the deadline date for investing has passed, as long as the targeted offering amount has been reached. The transfer agent will record the issuance when we have received the purchase proceeds from the escrow agent who is holding your investment commitment.
  How can an investor cancel an investment commitment?
  You may cancel an investment commitment for any reason until 48 hours prior to the deadline identified in the offering by logging in to your account with Netcapital, browsing to the Investments screen, and click to cancel your investment commitment. Netcapital will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment. If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor’s investment commitment will be cancelled and the committed funds will be returned.

Ownership and Capital Structure

The Offering

  Describe the terms of the securities being offered.
  We are issuing shares of Class A Unit stock at an offering price of $1.00 per share.
  Do the securities offered have voting rights?
  The shares of Class A Unit stock are being issued with voting rights. However, so that the crowdfunding community has the opportunity to act together and cast a vote as a group when a voting matter comes before the shareholders, a custodian will cast your vote for you. Please refer to the custodian agreement that you sign before your purchase is complete.
  Are there any limitations on any voting or other rights identified above?
  You are giving your voting rights to the custodian, who will vote the shares on behalf of all shareholders who purchased shares on the Netcapital crowdfunding portal.
  How may the terms of the securities being offered be modified?
  We may choose to modify the terms of the securities before the offering is completed. However, if the terms are modified, and we deem it to be a material change, we need to contact you and you will be given the opportunity to reconfirm your investment. Your reconfirmation must be completed within five business days of receipt of the notice of a material change, and if you do not reconfirm, your investment will be canceled and your money will be returned to you.

Restrictions on Transfer of the Securities Offered

The securities being offered may not be transferred by any purchaser of such securities during the one-year period beginning when the securities were issued, unless such securities are transferred:

  to the issuer;
  to an accredited investor;
  as part of an offering registered with the U.S. Securities and Exchange Commission; or
  to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.
  The term “accredited investor” means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.
  The term “member of the family of the purchaser or the equivalent” includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Description of Issuer’s Securities

  What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

  Securities

Class of Security	Amount Authorized	Amount Outstanding	Voting Rights	Other Rights
Common Unit	3,100,000	3,100,000	Yes
Class A Unit	400,000	0	Yes

  Options, Warrants and Other Rights

Type	Description	Reserved Securities
None	No hybrid or dilutive securities exist.	0
  How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

  We have no convertible debt, warrants, options or other instruments that would potentially dilute the newly-issued securities

  Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

  The primary difference between the outstanding securities and the ones offered on NetCapital.com is that the membership interest units that are held by the initial Members are subject to selling restrictions and preemptive rights. No such restrictions are place on the Class A Units that are offered for sale under the crowdfunding regulations.

  How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?
  As the holder of a majority of the voting rights in the company, our majority shareholder may make decisions with which you disagree, or that negatively affect the value of your investment in the company, and you will have no recourse to change those decisions. Your interests may conflict with the interests of other investors, and there is no guarantee that the company will develop in a way that is advantageous to you. For example, the majority shareholder may decide to issue additional shares to new investors, sell convertible debt instruments with beneficial conversion features, or make decisions that affect the tax treatment of the company in ways that may be unfavorable to you. Based on the risks described above, you may lose all or part of your investment in the securities that you purchase, and you may never see positive returns.

  As the Managers of the company, the Managers may make decisions with which you disagree, or that negatively affect the value of your investment in the company, and your recourse with respect to those decisions will be limited to the recourse provided to minority interest holders under Delaware law. Your interests may conflict with the interests of other investors, and there is no guarantee that the Company will develop in a way that is advantageous to you. For example, the majority unit holders may decide to issue additional unit to new investors, sell convertible debt instruments with beneficial conversion features, or make decisions that affect the tax treatment of the company in ways that may be unfavorable to you. Based on the risks described above, you may lose all or part of your investment in the securities that you purchase, and you may never see positive returns.

  How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

  Slobbr’s valuation was drawn in part from components of the Berkus Method:

    Slobbr has a sound idea and a product that provides value – connecting dog parents with pet-friendly locations
    We have a working prototype – the Slobbr app and website
    Strategic relationships are in place – BoA with seasoned professionals in the pet market and technology space; strong social media following including social media ambassador program; partnerships with reputable national and regional organizations

  Given the success and growth Slobbr has seen during the Beta launch, we have valuated Slobbr at $3.5 million.

  What are the risks to purchasers of the securities relating to minority ownership in the issuer?

  NEW Slobbr is a Manager managed limited liability company. Although the Operating Agreement can be amended by the Members, it requires the consent of the Managers. Minority interest holders may be subject to the decisions made by the Managers, subject to the majority of the Members in the event of a deadlock. Minority interest holders do have all of the rights available as minority interest holders under Delaware law.

  What are the risks to purchasers associated with corporate actions including:
    additional issuances of securities,
    issuer repurchases of securities,
    a sale of the issuer or of assets of the issuer or
    transactions with related parties?

  The issuance of additional securities will dilute the ownership of the crowdfunding investors. As a result, if we achieve profitable operations in the future, our net income per ownership unit will be reduced because of dilution, and the market price of our units, if there is a market price, could decline as a result of the additional issuances of securities.

  If we repurchase securities, so that the above risk is mitigated, and there are membership interest units outstanding, we may not have enough cash available for marketing expenses, growth, or operating expenses to reach our goals. If we do not have enough cash to operate and grow, we anticipate the market price of our common stock would decline.

  A sale of our company or of all the assets of our company may result in an entire loss of your investment. We cannot predict the market value of our company or our assets, and the proceeds of a sale may not be cash, but instead, unmarketable securities, or an assumption of liabilities.

  We may need to negotiate with related-party for loans, ir for some other type of cash infusion. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. We anticipate that if we have any transactions with related parties, that they will be on an arms-length basis.

  Describe the material terms of any indebtedness of the issuer:
  Not applicable.
  What other exempt offerings has New Slobbr, LLC conducted within the past three years?
  None.
  Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer’s last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:
    any director or officer of the issuer;
    any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power;
    if the issuer was incorporated or organized within the past three years, any promoter of the issuer; or
    any immediate family member of any of the foregoing persons.
  No.

Financial Condition of the Issuer

  Does the issuer have an operating history?
  No.
  Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

  We started our company in January of 2017 with software and intellectual property that we valued at $52,000. We also have $52,000 in members’ equity. Although we have no operating history, we have sweat equity by our directors, who have taken an ownership position in the company in exchange for work they have performed.

  We are excited about the dog industry, and we believe our management has talent and know-how that will aid our growth.

  The dog industry is a robust, consistently growing market segment that is fueled by emotion and a dog’s parent’s absolute love for their dog - the love that motivated them to want to live their lives with them, care for them, travel with them and so much more. With more than 75 million dogs in more than half the households in the United States, Slobbr has the opportunity to capitalize on this seemingly ever-growing market segment by delivering to dog parents something they have been longing for.

  We believe we have developed an easy-to-navigate and sleek interface with our mobile app and we believe the slobbr.com website enhances the user experience. We have also established a program where our users have the opportunity to give back to dogs in need through the kibble donation program. We believe these factors contribute to our early success, generating a user return rate of almost 60%.

  We plan to expend the funds raised through this crowd funding offering to further develop our technology, to market our product and to hire support staff.

Financial Information

  Include the financial information specified by regulation, covering the two most recently completed fiscal years or the period(s) since inception if shorter.
  See attachments:
  Income Statement
  IncomeStatement.pdf
  Balance Sheet
  BalanceSheet.pdf
  Cash Flow Statement
  CashFlowStatement.pdf
  Change in Equity Statement
  ChangeinEquityStatement.pdf
  CPA Review Report
  CPAReviewReport.pdf
  With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated in the same form as described in Question 6 of this Question and Answer format, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:
    Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:
      in connection with the purchase or sale of any security?
      involving the making of any false filing with the Commission?
      arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities?
    Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:
      in connection with the purchase or sale of any security?;
      involving the making of any false filing with the Commission?
      arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities?
    Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:
      at the time of the filing of this offering statement bars the person from:
        association with an entity regulated by such commission, authority, agency or officer?
        engaging in the business of securities, insurance or banking?
        engaging in savings association or credit union activities?
      constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement?
    Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:
      suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal?
      places limitations on the activities, functions or operations of such person?
      bars such person from being associated with any entity or from participating in the offering of any penny stock?

    If Yes to any of the above, explain:

    Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:
      any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder?
      Section 5 of the Securities Act?
    Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?
    Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?
    Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?
  New Slobbr, LLC answers 'NO' to all of the above questions.

Other Material Information

  In addition to the information expressly required to be included in this Form, include: any other material information presented to investors; and such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

  Video Transcript: One, two, three, four Get my shoes and out the door Five, I’m alive Six, seven, eight, feeling great Nine, gonna shine, life is good, I’m doing fine Ten, gonna do it right and do it again

  Ya, I look into the sky with all its’ beautiful colour But there’s more than just for me, so gonna share it with another

  I got To show, to give, let out I want To sing and shout Take a look and see a

  Beautiful morning That turns into a Beautiful evening And together make a Beautiful life

  And if you want to see Then come along me That’s right

  And if you want a good tomorrow It’s pretty simple, gotta find the light to follow And if you do you’ll have a future real bright

  It’s a combination of consistency Come on and sing

  Oh, oh, oh, oh, oh Oh, oh, oh, oh, oh, oh

  The following documents are being submitted as part of this offering:

  Governance

  Certificate of Formation
  CertificateofFormation.pdf
  Operating Agreement
  OperatingAgreement.pdf
  Opportunity

  Offering Page
  OfferingPage.png
  Pitch Deck
  PitchDeck.pdf

Ongoing Reporting

  The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its web site, no later than 120 days after the end of each fiscal year covered by the report:

  Once posted, the annual report may be found on the issuer’s web site at: slobbr.com

  The issuer must continue to comply with the ongoing reporting requirements until:

    the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
    the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
    the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
    the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or
    the issuer liquidates or dissolves its business in accordance with state law.